UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2013  (October 24, 2013)

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33864	76-0681190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (832) 308-4000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2013, the Board of Directors (the "Board") of Cardtronics, Inc. (the "Company") appointed Julie Gardner as a new independent director to serve on its Board. In addition to her election to the Company's Board, Ms. Gardner was also appointed by the Board to serve as a member of the Company's Nominating and Governance Committee. There is no material pre-existing relationship or transaction between Ms. Gardner and the Company or any of the Company's directors, executive officers, or major security holders, or the immediate family members of any such person. In addition, there is no family relationship between Ms. Gardner and any director or executive officer of the Company. Finally, there is no arrangement or understanding between Ms. Gardner and any other persons or entities pursuant to which Ms. Gardner was appointed as a director. Ms. Gardner was elected as a Class III Director, with her term of office expiring at the Company's 2016 Annual Meeting of Stockholders.

A copy of the press release dated October 25, 2013 announcing Ms. Gardner's appointment to the Board and a brief summary of Ms. Gardner's professional background is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated October 25, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)
October 25, 2013 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster Chief Financial Officer